SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: January 13, 2003

FEDERATED DEPARTMENT STORES, INC.

7 West Seventh Street, Cincinnati, Ohio 45202 (513) 579-7000

-and-

151 West 34th Street, New York, New York 10001 (212) 494-1602

Delaware	1-13536	13-3324058
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Item 9.	Regulation FD Disclosure

Federated Department Stores, Inc. ("Federated"), today posted the following weekly sales update on its Internet website:

"This is the update for the first week of January 2003 including sales from Sunday January 5th through Saturday January 11th. The four week fiscal month of January 2003 runs from January 5th through February 1st this year.

Comp store sales for the month of January as a whole are expected to be down in the range of -4 to -5%."

The informational statements contained in this release are the exclusive property of Federated and may not be reproduced, in whole or in part, in any manner, without the prior written consent of Federated.

This release contains certain forward-looking statements that reflect current views of the financial performance and future events of Federated. The words "expect", "plan", "anticipate", "believe" and other similar expressions identify forward-looking statements. Any such forward-looking statements are subject to risks and uncertainties. Future results of the operations of Federated could differ materially from historical results or current expectations due to a variety of factors that affect Federated, including competitive pressures from specialty stores, general merchandise stores, manufacturers' outlets, off-price and discount stores, new and established forms of home shopping (including the Internet, mail-order catalogues and television) and general consumer spending levels, including the impact of the availability and level of consumer debt, and the effect of weather.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERATED DEPARTMENT STORES, INC.

Dated: January 13, 2003	By: /s/ Dennis J. Broderick
Name: Dennis J. Broderick
Title: Senior Vice President, General Counsel and Secretary